Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate November 2, 2017	Brian M. Welsch Investor Relations 716-857-7875	David P. Bauer Treasurer 716-857-7318

NATIONAL FUEL REPORTS FOURTH QUARTER
AND FULL YEAR FISCAL 2017 EARNINGS

WILLIAMSVILLE, N.Y.: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated results for the three months and fiscal year ended September 30, 2017.

FISCAL 2017 FOURTH QUARTER SUMMARY

•
Consolidated net income of $45.6 million, or $0.53 per share, compared to consolidated net income of $37.6 million, or $0.44 per share, and operating results of $56.6 million, or $0.66 per share, in the prior year (see reconciliation below)

•	Consolidated adjusted EBITDA of $142.8 million (non-GAAP reconciliation on page 25)

•	Net production of 40.4 Bcfe, a 1% increase from the prior year

•	Price-related natural gas production curtailments of 2.5 Bcf in Appalachia

•	Average natural gas prices, after the impact of hedging, of $2.91 per Mcf, down $0.18 per Mcf from the prior year

•	Average oil prices, after the impact of hedging, of $54.77 per Bbl, down $5.24 per Bbl from the prior year

•	Gathering revenues of $25.0 million, up 6% from the prior year, on 44.9 Bcf of gathering system throughput

FISCAL 2017 HIGHLIGHTS

•
Consolidated net income of $283.5 million, or $3.30 per share, compared to consolidated net loss of $291.0 million, or $3.43 per share, and operating results of $263.6 million, or $3.09 per share, in the prior year (see reconciliation below)

•	Consolidated adjusted EBITDA of $777.0 million (non-GAAP reconciliation on page 25)

•	Cash provided by operations exceeded net cash used in investing activities by $262 million

•	Gathering net income of $40.4 million, a 32% increase from the prior year

•	Net production of 173.5 Bcfe, an 8% increase from the prior year

•	Proved reserves at September 30, 2017, of 2.2 Tcfe, an increase of 17% from September 30, 2016

•	Seneca finding and development costs, excluding revisions, of $0.60 per Mcfe

•	Increased shareholder dividend for the 47th consecutive year to an annualized distribution of $1.66 per share

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OPERATING RESULTS

	Three Months Ended		Fiscal Year Ended
	September 30,		September 30,
(in thousands except per share amounts)	2017	2016	2017	2016
Reported GAAP earnings (loss)	$45,577	$37,553	$283,482	$(290,958)
Items impacting comparability:
Impairment of oil and gas properties (E&P)		32,756		948,307
Tax impact of impairment of oil and gas properties		(13,757)		(398,287)
Joint development agreement professional fees (E&P)				7,855
Tax impact of joint development agreement professional fees				(3,299)
Operating results	$45,577	$56,552	$283,482	$263,618

Reported GAAP earnings (loss) per share	$0.53	$0.44	$3.30	$(3.43)
Items impacting comparability:
Impairment of oil and gas properties (E&P)		0.38		11.18
Tax impact of impairment of oil and gas properties		(0.16)		(4.69)
Joint development agreement professional fees (E&P)				0.09
Tax impact of joint development agreement professional fees				(0.04)
Earnings per share impact of diluted shares				(0.02)
Operating results per diluted share	$0.53	$0.66	$3.30	$3.09

MANAGEMENT COMMENTS

Ronald J. Tanski, President and Chief Executive Officer of National Fuel Gas Company, stated: “National Fuel ended its 2017 fiscal year on a strong note. Our Exploration and Production segment continues to make progress in the appraisal and optimization of our Utica shale potential. Utica well completions helped drive the 17 percent increase in our proved reserves while lowering our finding and development costs in Appalachia to $0.51 per Mcf. Our Gathering segment meanwhile capped-off an outstanding year that saw its earnings grow by 32 percent. In spite of commodity price volatility and regulatory challenges, the Company generated positive free cash flow for the second consecutive year, which allowed us to continue to grow our dividend, maintain the safety and reliability of our pipeline systems, and position our upstream and midstream businesses for the next leg of growth in Appalachia.

“As we enter 2018, we are optimistic that the ongoing build-out of pipeline infrastructure in the region will help local pricing and provide a tailwind while we continue to work through the regulatory process with our Northern Access project. In any event, just as we have always done, we will continue to manage our business in a way that minimizes the risk to our earnings and cash flows, maintains a strong balance sheet to preserve financial flexibility as opportunities in the market arise, and prioritizes economic returns that add long-term value for our shareholders.”

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DISCUSSION OF RESULTS BY SEGMENT

The following discussion of the earnings of each segment is summarized in a tabular form on pages 9 through 12 of this report. It may be helpful to refer to those tables while reviewing this discussion. Note that management defines operating results as reported GAAP earnings before items impacting comparability and adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, interest and other income, impairments, and items impacting comparability.

Upstream Business

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Corporation ("Seneca"). Seneca explores for, develops and produces natural gas and oil reserves, primarily in Pennsylvania and California.

	Three Months Ended			Fiscal Year Ended
	September 30,			September 30,
(in thousands except per share amounts)	2017	2016	Variance	2017	2016	Variance
Net Income / (Loss)	$30,354	$16,744	$13,610	$129,326	$(452,842)	$582,168
Net Income / (Loss) Per Share (Diluted)	$0.35	$0.20	$0.15	$1.50	$(5.34)	$6.84
Adjusted EBITDA	$75,303	$95,157	$(19,854)	$360,979	$363,830	$(2,851)

The $13.6 million increase in the Exploration and Production segment’s fourth quarter earnings was primarily attributable to the non-recurrence of a $32.8 million ($19.0 million after-tax) ceiling test impairment charge recorded to reduce the book value of Seneca’s oil and gas properties in the prior year. Excluding the impairment charge, results for the segment declined $5.4 million, or $0.07 per share, as the impact of higher net production and the benefit of a lower effective income tax rate was more than offset by a decline in realized natural gas and oil prices, an increase in lease operating and transportation (“LOE”) expense, and higher other operating expenses.

Seneca’s fourth quarter net production was 40.4 billion cubic feet equivalent (“Bcfe”), an increase of 0.5 Bcfe, or 1 percent, from the prior year. Net natural gas production increased 0.8 Bcf, or 2 percent, due to significantly reduced price-related curtailments across Seneca’s Appalachian producing areas and higher production in the Western Development Area (“WDA”) from new wells completed and brought online during the year, partially offset by natural declines from Marcellus locations in the Eastern Development Area (“EDA”). As a result of depressed local daily spot prices in Pennsylvania, Seneca voluntarily curtailed an estimated 2.5 Bcf of net natural gas production in the fourth quarter, which was down from an estimated 6.2 Bcf of curtailments in the prior year. Seneca’s oil production decreased 49 thousand barrels ("Mbbl") due mainly to a reduction in well workover activity in prior quarters and modifications to steaming operations at its North Midway Sunset field in California.

Seneca's average realized natural gas price, after the impact of hedging and all marketing and transportation costs, was $2.91 per thousand cubic feet ("Mcf"), a decrease of $0.18 per Mcf from the prior year. Seneca's average realized oil price, after the impact of hedging, was $54.77 per barrel ("Bbl"), a decrease of $5.24 per Bbl. The decline in Seneca’s realized natural gas and oil prices is primarily attributable to the expiration of physical firm sales and financial hedge contracts over the past 12 months that had favorable pricing relative to current market prices and hedge book. Seneca's average realized natural gas and oil prices benefited from an uplift of $0.47 per Mcf and $7.33 per Bbl, respectively, from financial hedges settled during the quarter.

LOE increased $4.6 million, or $0.10 per Mcf equivalent ("Mcfe") on a cost per unit of production basis, due primarily to an increase in well workover and repair activities as well as higher steam volumes at North Midway Sunset in California. The elevated activities are expected to arrest, and in some cases reverse, natural field production declines in fiscal 2018. LOE expense in California is projected to return to normal levels over the next few quarters. Other operating expenses increased $2.9 million versus the prior year due mainly to a one-time payment made to reimburse a third-party pipeline operator for development costs on a project that Seneca has future contracted firm transportation capacity. Seneca will recoup the full amount of the payment when facilities are ultimately constructed.

A decrease in Seneca’s effective tax rate increased the segment’s earnings by $7.2 million in the fourth quarter. This decrease was largely due to an anticipated increase in the sale of future natural gas production at delivery points in the southeastern U.S.

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utilizing firm transportation capacity on the Atlantic Sunrise project, which decreased the effective tax rate used in the calculation of Seneca’s deferred taxes. Seneca holds approximately 190 million cubic feet ("MMcf") per day of capacity on Atlantic Sunrise, which commenced construction during the fourth quarter and is expected to be in-service before the end of the Company’s 2018 fiscal year.

For fiscal 2017, the $582.2 million increase in the Exploration and Production segment’s earnings was primarily attributable to the non-recurrence of two items that reduced earnings in the prior year. In fiscal 2016, Seneca recorded a $948.3 million ($550.0 million after-tax) ceiling test impairment charge to reduce the book value of Seneca’s oil and gas properties. Seneca also incurred $7.9 million ($4.6 million after-tax) in the prior year for professional and legal expenses related to the joint development agreement ("JDA") to develop certain Marcellus wells. Excluding these items, annual results for the segment improved $27.6 million, or $0.31 per share, due primarily to the impact of higher net production, lower general and administrative ("G&A") and depreciation, depletion and amortization (“DD&A”) expenses, and the benefit of a lower effective income tax rate, partially offset by a decline in realized natural gas and oil prices.

Seneca generated net production of 173.5 Bcfe in fiscal 2017, an increase of 12.4 Bcfe, or 8 percent, versus the prior year and the highest annual output in the Company’s history. Seneca's average realized natural gas and oil prices, after the impact of hedging and all marketing and transportation costs, were $2.95 per Mcf and $53.87 Bbl, respectively, a decrease of $0.07 per Mcf and $4.04 per Bbl from fiscal 2016.

G&A expense, excluding the joint development agreement costs, declined $4.0 million, or $0.05 per Mcfe, due to lower personnel costs. DD&A expense decreased $27.4 million as the decline in Seneca’s full cost pool depletion rate more than offset the impact of higher production. Seneca’s per unit DD&A decreased by $0.22 per Mcfe to $0.65 per Mcfe due mainly to a lower depletable fixed asset balance resulting from the ceiling test impairment charges recorded in fiscal 2016. LOE expense increased by $12.1 million in fiscal 2017, in-line with production growth, resulting in per unit LOE expense holding flat versus the prior year at $0.96 per Mcfe.

A decrease in Seneca’s effective tax rate increased the segment’s earnings by $10.6 million in fiscal 2017. The decrease in the effective tax rate was due mostly to the impact on deferred taxes of Seneca's Atlantic Sunrise capacity discussed above, as well as an enhanced oil recovery tax credit related to Seneca’s California properties. This credit was applicable this year as a result of relatively low domestic crude oil prices.

Year End Proved Reserves

Seneca’s total proved natural gas and crude oil reserves at September 30, 2017 increased 17 percent to 2,154 Bcfe from 1,849 Bcfe at September 30, 2016. In fiscal 2017, Seneca recorded 391 Bcfe of proved reserve extensions and discoveries, primarily from Utica and Marcellus locations in Appalachia, and 111 Bcfe of net positive revisions, due mainly to higher natural gas and oil prices during the year. Seneca sold 22 Bcfe of proved reserves associated with 16 Marcellus and Utica wells located in non-core areas of the WDA during the fiscal year. The Company’s total proved reserve base is now 92 percent natural gas and 8 percent crude oil. Seneca’s total proved undeveloped reserves (“PUDs”) at the end of fiscal 2017 were 612 Bcfe, or 28 percent of total proved reserves.

Adjusting for sales and revisions, Seneca replaced 225 percent of its production in fiscal 2017, up from the 117 percent reserve replacement achieved in fiscal 2016. The year over year improvement was due mainly to the success of Seneca’s Utica Shale appraisal program in the WDA, increased development activity in the EDA where Seneca added a rig this past May, and the general shift to developing more 100 percent working interest wells in the WDA as activity on JDA locations is set to conclude in fiscal 2018.

Seneca’s consolidated finding and development (“F&D”) cost, excluding the impact of positive revisions that were largely related to an increase in natural gas and oil prices, was $0.60 per Mcfe in fiscal 2017, driven primarily by Utica and Marcellus shale extensions and discoveries that achieved a drill-bit F&D cost of $0.51 per Mcfe in Appalachia. The Company’s three-year average consolidated F&D cost was $0.98 per Mcfe, down $0.34 per Mcfe from the three-year average of $1.32 per Mcfe at the end of fiscal 2016.

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Midstream Businesses

Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania.

	Three Months Ended			Fiscal Year Ended
	September 30,			September 30,
(in thousands except per share amounts)	2017	2016	Variance	2017	2016	Variance
Net Income / (Loss)	$13,791	$16,816	$(3,025)	$68,446	$76,610	$(8,164)
Net Income / (Loss) Per Share (Diluted)	$0.16	$0.20	$(0.04)	$0.80	$0.90	$(0.10)
Adjusted EBITDA	$39,049	$46,517	$(7,468)	$180,328	$199,446	$(19,118)

The $3.0 million decrease in the Pipeline and Storage segment's fourth quarter earnings was primarily due to a decline in operating revenues and higher Operation and Maintenance (“O&M”) expense, offset partially by the impact of a lower effective income tax rate. Operating revenues decreased $3.7 million due to the scheduled reduction in Supply Corporation and Empire’s transportation rates that went into effect during the first quarter of fiscal 2017 resulting from their respective rate case settlements, lower reservation revenues resulting from recent contract terminations and restructurings, and a decline in short-term interruptible transportation service in the current quarter. O&M expense increased $3.4 million due mostly to costs associated with the overhaul of two compressor facilities and an increase in the reserve for preliminary engineering costs on projects in development.

The Pipeline and Storage segment’s fiscal 2017 earnings decreased $8.2 million from the prior year as lower operating revenues and higher O&M expenses were only partially offset by a decrease in DD&A expense and the impact of a lower effective income tax rate. Similar to the fourth quarter, operating revenues were negatively impacted by scheduled rate reductions related to Supply and Empire’s rate case settlements, as well as contract terminations and restructurings and lower demand for short-term interruptible transportation service. The increase in O&M expense was primarily due to higher personnel costs and an increase in compressor station maintenance expenses. DD&A expense decreased primarily due to Empire’s rate case settlement, which lowered the subsidiary’s depreciation rate.

Gathering Segment

The Gathering segment’s operations are carried out by National Fuel Gas Midstream Corporation’s subsidiary limited liability companies. The Gathering segment constructs, owns and operates natural gas gathering pipelines and compression facilities in the Appalachian region which currently delivers Seneca’s gross Appalachian production to the interstate pipeline system.

	Three Months Ended			Fiscal Year Ended
	September 30,			September 30,
(in thousands except per share amounts)	2017	2016	Variance	2017	2016	Variance
Net Income / (Loss)	$9,003	$8,537	$466	$40,377	$30,499	$9,878
Net Income / (Loss) Per Share (Diluted)	$0.10	$0.10	$—	$0.47	$0.36	$0.11
Adjusted EBITDA	$21,206	$20,963	$243	$94,380	$78,685	$15,695

The Gathering segment’s fourth quarter earnings increased 5 percent versus the prior year due to higher operating revenues and a lower effective tax rate, partially offset by higher operating expenses. Operating revenues increased $1.4 million, or 6 percent, from the prior year due mostly to higher throughput. The Company transported 44.9 Bcf on its gathering systems in the fourth quarter, an increase of 2.3 Bcf, or 5 percent, from the prior year. O&M expense increased $1.3 million due to higher personnel costs and expenses associated with operating new gathering and compression assets placed in service during the past year.

The Gathering segment’s fiscal 2017 earnings increased $9.9 million, or 32 percent, versus the prior year due mainly to higher operating revenues, offset slightly by higher O&M and DD&A expenses. The growth in Seneca’s gross natural gas production in Appalachia, which includes production from Marcellus joint development locations, helped drive a 20 percent increase in throughput across the Company’s gathering systems during the year. O&M expense increased $2.8 million due to

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higher personnel and contract labor costs associated with the continued growth of the segment. DD&A expense increased due to higher gross plant in service during the year.

Downstream Businesses

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

	Three Months Ended			Fiscal Year Ended
	September 30,			September 30,
(in thousands except per share amounts)	2017	2016	Variance	2017	2016	Variance
Net Income / (Loss)	$(4,168)	$(1,784)	$(2,384)	$46,935	$50,960	$(4,025)
Net Income / (Loss) Per Share (Diluted)	$(0.05)	$(0.02)	$(0.03)	$0.55	$0.60	$(0.05)
Adjusted EBITDA	$11,846	$10,400	$1,446	$151,078	$148,683	$2,395

The Utility segment’s fourth quarter net loss increased $2.4 million from the prior year as an improvement in the segment’s operating loss was more than offset by higher interest expense, lower interest and other income, and the impact of a lower income tax benefit. The $1.5 million improvement in Distribution’s operating loss was largely attributable to the impact of new customer rates in Distribution’s New York service territory that went into effect following the rate case order issued in April as well as lower O&M expense. The decrease in interest and other income was primarily due to lower accrued interest income on regulatory reserve accounts, while interest expense was negatively impacted by a non-recurring regulatory adjustment that was recorded in the prior year.

For fiscal 2017, the Utility segment’s earnings decreased $4.0 million as higher utility margin (operating revenues less purchased gas costs) was more than offset by an increase in O&M, DD&A, and interest expenses and a decrease in interest and other income. Utility margin increased $9.2 million due mainly to an increase in normalized customer usage, the benefit of new customer rates in New York, and the impact of regulatory adjustments. O&M expense increased $6.1 million due mainly to higher personnel costs. DD&A expense increased $4.0 million due to higher average plant balances during the year, which was primarily driven by the replacement of Distribution’s customer information system that was placed in service in May of fiscal 2016.

Energy Marketing Segment

The Energy Marketing segment's operations are carried out by National Fuel Resources, Inc. (“NFR”). NFR markets natural gas to industrial, wholesale, commercial, public authority, and residential customers primarily in western and central New York and northwestern Pennsylvania, offering competitively priced natural gas to its customers.

	Three Months Ended			Fiscal Year Ended
	September 30,			September 30,
(in thousands except per share amounts)	2017	2016	Variance	2017	2016	Variance
Net Income / (Loss)	$(614)	$231	$(845)	$1,509	$4,348	$(2,839)
Net Income / (Loss) Per Share (Diluted)	$(0.01)	$—	$(0.01)	$0.02	$0.05	$(0.03)
Adjusted EBITDA	$(1,134)	$87	$(1,221)	$2,080	$6,655	$(4,575)

The Energy Marketing segment's fourth quarter earnings decreased slightly versus the prior year, resulting in a net loss of $0.6 million, or $0.01 per share. For fiscal 2017, the $2.8 million decline in the Energy Marketing segment’s earnings was due largely to lower customer margins. NFR’s customer margins were negatively impacted by stronger natural gas prices at local purchase points relative to NYMEX-based customer sales contracts during the winter heating season.

Corporate and All Other

The Corporate and All Other category’s net loss of $2.8 million for the fourth quarter was relatively unchanged from the $3.0 million net loss in the prior year. For fiscal 2017, the Corporate and All Other category had a net loss of $3.1 million compared to a net loss of $0.5 million in the prior year. The $2.6 million increase in the net loss was primarily attributable to the non-recurrence of life insurance proceeds and the related tax benefits that were recognized in the prior year.

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GUIDANCE

National Fuel is revising its fiscal 2018 earnings guidance to be within a range of $2.75 to $3.05 per share, or $2.90 per share at the midpoint of the range. The $0.40 per share decrease from the fiscal 2017 earnings of $3.30 per share is being driven primarily by lower expected price realizations after hedging on Seneca’s natural gas and oil production and higher expected operating costs at the Company’s regulated businesses, offset partially by the impact of normal weather on the Utility segment's earnings and an increase in projected natural gas production in Appalachia, which will benefit earnings for the Company’s Exploration and Production and Gathering segments.

Additional details on the Company's forecast assumptions and business segment guidance for fiscal 2018 are outlined in the table below.

Updated FY 2018 Guidance
Consolidated Earnings per Share	$2.75 to $3.05

Capital Expenditures (Millions)
Exploration and Production (1)	$275 - $325
Pipeline and Storage	$110 - $140
Gathering	$60 - $80
Utility	$90 - $100
Consolidated Capital Expenditures	$535 - $645

Exploration & Production Segment Guidance

Commodity Price Assumptions
NYMEX natural gas price	$3.00 /MMBtu
Appalachian basin spot price	$2.40 /MMBtu
NYMEX (WTI) crude oil price	$50.00 /Bbl
California oil price (% of WTI)	95%

Production (Bcfe)
East Division - Appalachia (2)	165 to 180
West Division - California	~ 20
Total Production	185 to 200

E&P Operating Costs ($/Mcfe)
LOE	$0.90 - $1.00
G&A	$0.30 - $0.35
DD&A	$0.65 - $0.70

Other Business Segment Guidance
Gathering Segment Revenues (Millions)	$115 - $125
Pipeline and Storage Segment Revenues (Millions)	~$295

(1)    Net of conveyance proceeds received from joint development partner for working interest in joint development wells.
(2)    Seneca East Division - Appalachia production guidance assumes approximately 32 Bcf of spot sales at the midpoint of guidance.

EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, November 3, 2017, at 11 a.m. Eastern Time to discuss this announcement. There are two ways to access this call. For those with Internet access, visit the NFG Investor Relations News & Events page at National Fuel’s website at investor.nationalfuelgas.com. For those without Internet access, audio access is also provided by dialing (toll-free) 833-287-0795, using conference ID number “96083185.” For those unable to listen to the live conference call, an audio replay will be available approximately two hours following the teleconference at the same website link and by phone at (toll-free) 800-585-8367 using conference ID number “96083185.” Both the webcast and a telephonic replay will be available until the close of business on Friday, November 10, 2017.

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National Fuel is an integrated energy company reporting financial results for five operating segments: Exploration and Production, Pipeline and Storage, Gathering, Utility, and Energy Marketing. Additional information about National Fuel is available at www.nationalfuelgas.com.

Analyst Contact:	Brian M. Welsch	716-857-7875
Media Contact:	Karen L. Merkel	716-857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: delays or changes in costs or plans with respect to Company projects or related projects of other companies, including difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design and retained natural gas), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; changes in the price of natural gas or oil; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; changes in price differentials between similar quantities of natural gas or oil sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; other changes in price differentials between similar quantities of natural gas or oil having different quality, heating value, hydrocarbon mix or delivery date; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; uncertainty of oil and gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas or oil; changes in demographic patterns and weather conditions; changes in the availability, price or accounting treatment of derivative financial instruments; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities, acts of war, cyber attacks or pest infestation; significant differences between the Company’s projected and actual capital expenditures and operating expenses; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED SEPTEMBER 30, 2017
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Fourth quarter 2016 GAAP earnings	$16,744	$16,816	$8,537	$(1,784)	$231	$(2,991)	$37,553
Items impacting comparability:
Impairment of oil and gas producing properties	32,756						32,756
Tax impact of impairment of oil and gas producing properties	(13,757)						(13,757)
Fourth Quarter 2016 operating results	35,743	16,816	8,537	(1,784)	231	(2,991)	56,552

Drivers of operating results
Higher (lower) crude oil prices	(2,303)						(2,303)
Higher (lower) natural gas prices	(4,202)						(4,202)
Higher (lower) natural gas production	1,677						1,677
Higher (lower) crude oil production	(1,891)						(1,891)
Derivative mark to market adjustments	(765)						(765)
Lower (higher) lease operating and transportation expenses	(3,021)						(3,021)

Higher (lower) transportation revenues		(2,364)					(2,364)
Higher (lower) gathering and processing revenues			926				926
Lower (higher) other operating expenses	(1,952)	(2,185)	(869)	541			(4,465)

Impact of new rates				554			554

Higher (lower) margins					(703)		(703)

Higher (lower) interest income				(560)			(560)

Lower (higher) interest expense				(738)			(738)

Lower (higher) income tax expense / effective tax rate	7,215	1,453	536	(1,837)			7,367

All other / rounding	(147)	71	(127)	(344)	(142)	202	(487)
Fourth quarter 2017 GAAP earnings and operating results	$30,354	$13,791	$9,003	$(4,168)	$(614)	$(2,789)	$45,577

* Amounts do not reflect intercompany eliminations

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED SEPTEMBER 30, 2017
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Fourth quarter 2016 GAAP earnings	$0.20	$0.20	$0.10	$(0.02)	$—	$(0.04)	$0.44
Items impacting comparability:
Impairment of oil and gas producing properties	0.38						0.38
Tax impact of impairment of oil and gas producing properties	(0.16)						(0.16)
Fourth quarter 2016 operating results	0.42	0.20	0.10	(0.02)	—	(0.04)	0.66

Drivers of operating results
Higher (lower) crude oil prices	(0.03)						(0.03)
Higher (lower) natural gas prices	(0.05)						(0.05)
Higher (lower) natural gas production	0.02						0.02
Higher (lower) crude oil production	(0.02)						(0.02)
Derivative mark to market adjustments	(0.01)						(0.01)
Lower (higher) lease operating and transportation expenses	(0.04)						(0.04)

Higher (lower) transportation revenues		(0.03)					(0.03)
Higher (lower) gathering and processing revenues			0.01				0.01
Lower (higher) other operating expenses	(0.02)	(0.03)	(0.01)	0.01			(0.05)

Impact of new rates				0.01			0.01

Higher (lower) margins					(0.01)		(0.01)

High (lower) interest income				(0.01)			(0.01)

Lower (higher) interest expense				(0.01)			(0.01)

Lower (higher) income tax expense / effective tax rate	0.08	0.02	0.01	(0.02)			0.09

All other / rounding	—	—	(0.01)	(0.01)	—	0.02	—
Fourth quarter 2017 GAAP earnings and operating results	$0.35	$0.16	$0.10	$(0.05)	$(0.01)	$(0.02)	$0.53

* Amounts do not reflect intercompany eliminations

Page 11.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
TWELVE MONTHS ENDED SEPTEMBER 30, 2017
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Fiscal 2016 GAAP earnings	$(452,842)	$76,610	$30,499	$50,960	$4,348	$(533)	$(290,958)
Items impacting comparability:
Impairment of oil and gas producing properties	948,307						948,307
Tax impact of impairment of oil and gas producing properties	(398,287)						(398,287)
Joint development agreement professional fees	7,855						7,855
Tax impact of joint development agreement professional fees	(3,299)						(3,299)
Fiscal 2016 operating results	101,734	76,610	30,499	50,960	4,348	(533)	263,618

Drivers of operating results
Higher (lower) crude oil prices	(7,198)						(7,198)
Higher (lower) natural gas prices	(7,318)						(7,318)
Higher (lower) natural gas production	26,571						26,571
Higher (lower) crude oil production	(6,884)						(6,884)
Lower (higher) lease operating and transportation expenses	(7,851)						(7,851)
Lower (higher) depreciation / depletion	17,808	1,350	(571)	(2,577)			16,010

Higher (lower) transportation revenues		(6,885)					(6,885)
Higher (lower) gathering and processing revenues			11,852				11,852
Lower (higher) other operating expenses	2,193	(4,377)	(1,799)	(3,335)		(1,181)	(8,499)
Lower (higher) property, franchise and other taxes	(1,060)	(753)					(1,813)

Regulatory true-up adjustments				464			464
Higher (lower) usage				2,543			2,543
Impact of new rates				1,481			1,481

Higher (lower) margins					(2,634)	(1,027)	(3,661)

Higher (lower) AFUDC**		(484)		(913)			(1,397)

Higher (lower) interest income				(581)			(581)

Lower (higher) interest expense	1,126			(592)			534

Lower (higher) income tax expense / effective tax rate	10,609	3,185		(948)		(460)	12,386

All other / rounding	(404)	(200)	396	433	(205)	90	110
Fiscal 2017 GAAP earnings and operating results	$129,326	$68,446	$40,377	$46,935	$1,509	$(3,111)	$283,482

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction

Page 12.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
TWELVE MONTHS ENDED SEPTEMBER 30, 2017
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Fiscal 2016 GAAP earnings	$(5.34)	$0.90	$0.36	$0.60	$0.05	$—	$(3.43)
Items impacting comparability:
Impairment of oil and gas producing properties	11.18						11.18
Tax impact of impairment of oil and gas producing properties	(4.69)						(4.69)
Joint development agreement professional fees	0.09						0.09
Tax impact of joint development agreement professional fees	(0.04)						(0.04)
Earnings per share impact of diluted shares	(0.01)					(0.01)	(0.02)
Fiscal 2016 operating results	1.19	0.90	0.36	0.60	0.05	(0.01)	3.09

Drivers of operating results
Higher (lower) crude oil prices	(0.08)						(0.08)
Higher (lower) natural gas prices	(0.09)						(0.09)
Higher (lower) natural gas production	0.31						0.31
Higher (lower) crude oil production	(0.08)						(0.08)
Lower (higher) lease operating and transportation expenses	(0.09)						(0.09)
Lower (higher) depreciation / depletion	0.21	0.02	(0.01)	(0.03)			0.19

Higher (lower) transportation revenues		(0.08)					(0.08)
Higher (lower) gathering and processing revenues			0.14				0.14
Lower (higher) other operating expenses	0.03	(0.05)	(0.02)	(0.04)		(0.01)	(0.09)
Lower (higher) property, franchise and other taxes	(0.01)	(0.01)					(0.02)

Regulatory true-up adjustments				0.01			0.01
Higher (lower) usage				0.03			0.03
Impact of new rates				0.02			0.02

Higher (lower) margins					(0.03)	(0.01)	(0.04)

Higher (lower) AFUDC**		(0.01)		(0.01)			(0.02)

Higher (lower) interest income				(0.01)			(0.01)

Lower (higher) interest expense	0.01			(0.01)			—

Lower (higher) income tax expense / effective tax rate	0.12	0.04		(0.01)		(0.01)	0.14

All other / rounding	(0.02)	(0.01)	—	—	—	—	(0.03)
Fiscal 2017 GAAP earnings and operating results	$1.50	$0.80	$0.47	$0.55	$0.02	$(0.04)	$3.30

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction

Page 13.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	(Unaudited)		(Unaudited)
SUMMARY OF OPERATIONS	2017	2016	2017	2016
Operating Revenues:
Utility and Energy Marketing Revenues	$92,456	$83,620	$755,485	$624,602
Exploration and Production and Other Revenues	144,049	155,734	617,666	611,766
Pipeline and Storage and Gathering Revenues	50,432	53,118	206,730	216,048
	286,937	292,472	1,579,881	1,452,416
Operating Expenses:
Purchased Gas	10,905	814	275,254	147,982
Operation and Maintenance:
Utility and Energy Marketing	40,497	41,038	199,293	192,512
Exploration and Production and Other	42,946	36,235	145,099	160,201
Pipeline and Storage and Gathering	29,184	24,477	98,200	88,801
Property, Franchise and Other Taxes	20,627	19,791	84,995	81,714
Depreciation, Depletion and Amortization	55,383	56,117	224,195	249,417
Impairment of Oil and Gas Producing Properties	—	32,756	—	948,307
	199,542	211,228	1,027,036	1,868,934

Operating Income (Loss)	87,395	81,244	552,845	(416,518)

Other Income (Expense):
Interest Income	1,269	1,595	4,113	4,235
Other Income	2,316	2,647	7,043	9,820
Interest Expense on Long-Term Debt	(29,230)	(29,083)	(116,471)	(117,347)
Other Interest Expense	(686)	241	(3,366)	(3,697)

Income (Loss) Before Income Taxes	61,064	56,644	444,164	(523,507)

Income Tax Expense (Benefit)	15,487	19,091	160,682	(232,549)

Net Income (Loss) Available for Common Stock	$45,577	$37,553	$283,482	$(290,958)

Earnings (Loss) Per Common Share
Basic	$0.53	$0.44	$3.32	$(3.43)
Diluted	$0.53	$0.44	$3.30	$(3.43)

Weighted Average Common Shares:
Used in Basic Calculation	85,512,637	85,016,408	85,364,929	84,847,993
Used in Diluted Calculation	86,238,287	85,629,858	86,021,386	84,847,993

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	September 30,
(Thousands of Dollars)	2017	2016

ASSETS
Property, Plant and Equipment	$9,945,560	$9,539,581
Less - Accumulated Depreciation, Depletion and Amortization	5,271,486	5,085,099
Net Property, Plant and Equipment	4,674,074	4,454,482

Current Assets:
Cash and Temporary Cash Investments	555,530	129,972
Hedging Collateral Deposits	1,741	1,484
Receivables - Net	112,383	133,201
Unbilled Revenue	22,883	18,382
Gas Stored Underground	35,689	34,332
Materials and Supplies - at average cost	33,926	33,866
Unrecovered Purchased Gas Costs	4,623	2,440
Other Current Assets	51,505	59,354
Total Current Assets	818,280	413,031

Other Assets:
Recoverable Future Taxes	181,363	177,261
Unamortized Debt Expense	1,159	1,688
Other Regulatory Assets	174,433	320,750
Deferred Charges	30,047	20,978
Other Investments	125,265	110,664
Goodwill	5,476	5,476
Prepaid Post-Retirement Benefit Costs	56,370	17,649
Fair Value of Derivative Financial Instruments	36,111	113,804
Other	742	604
Total Other Assets	610,966	768,874
Total Assets	$6,103,320	$5,636,387

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000
Shares; Issued and Outstanding - 85,543,125 Shares
and 85,118,886 Shares, Respectively	$85,543	$85,119
Paid in Capital	796,646	771,164
Earnings Reinvested in the Business	851,669	676,361
Accumulated Other Comprehensive Loss	(30,123)	(5,640)
Total Comprehensive Shareholders' Equity	1,703,735	1,527,004
Long-Term Debt, Net of Current Portion and Unamortized Discount and Debt Issuance Costs	2,083,681	2,086,252
Total Capitalization	3,787,416	3,613,256

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	—	—
Current Portion of Long-Term Debt	300,000	—
Accounts Payable	126,443	108,056
Amounts Payable to Customers	—	19,537
Dividends Payable	35,500	34,473
Interest Payable on Long-Term Debt	35,031	34,900
Customer Advances	15,701	14,762
Customer Security Deposits	20,372	16,019
Other Accruals and Current Liabilities	111,889	74,430
Fair Value of Derivative Financial Instruments	1,103	1,560
Total Current and Accrued Liabilities	646,039	303,737

Deferred Credits:
Deferred Income Taxes	891,287	823,795
Taxes Refundable to Customers	95,739	93,318
Cost of Removal Regulatory Liability	204,630	193,424
Other Regulatory Liabilities	113,716	99,789
Pension and Other Post-Retirement Liabilities	149,079	277,113
Asset Retirement Obligations	106,395	112,330
Other Deferred Credits	109,019	119,625
Total Deferred Credits	1,669,865	1,719,394
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$6,103,320	$5,636,387

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Twelve Months Ended
	September 30,
(Thousands of Dollars)	2017	2016

Operating Activities:
Net Income (Loss) Available for Common Stock	$283,482	$(290,958)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by Operating Activities:
Impairment of Oil and Gas Producing Properties	—	948,307
Depreciation, Depletion and Amortization	224,195	249,417
Deferred Income Taxes	117,975	(246,794)
Excess Tax Benefits Associated with Stock-Based Compensation Awards	—	(1,868)
Stock-Based Compensation	12,262	5,755
Other	16,476	12,620
Change in:
Hedging Collateral Deposits	(257)	9,640
Receivables and Unbilled Revenue	(3,380)	(6,408)
Gas Stored Underground and Materials and Supplies	(1,417)	(3,532)
Unrecovered Purchased Gas Costs	(2,183)	(2,440)
Other Current Assets	7,849	3,179
Accounts Payable	17,192	(40,664)
Amounts Payable to Customers	(19,537)	(37,241)
Customer Advances	939	(1,474)
Customer Security Deposits	4,353	(471)
Other Accruals and Current Liabilities	27,004	3,453
Other Assets	(2,885)	1,941
Other Liabilities	2,183	(13,483)
Net Cash Provided by Operating Activities	$684,251	$588,979

Investing Activities:
Capital Expenditures	$(450,335)	$(581,576)
Net Proceeds from Sale of Oil and Gas Producing Properties	26,554	137,316
Other	1,216	(9,236)
Net Cash Used in Investing Activities	$(422,565)	$(453,496)

Financing Activities:
Excess Tax Benefits Associated with Stock-Based Compensation Awards	$—	$1,868
Dividends Paid on Common Stock	(139,063)	(134,824)
Net Proceeds From Issuance of Long-Term Debt	295,151	—
Net Proceeds From Issuance of Common Stock	7,784	13,849
Net Cash Provided by (Used in) Financing Activities	$163,872	$(119,107)

Net Increase in Cash and Temporary Cash Investments	425,558	16,376
Cash and Temporary Cash Investments at Beginning of Period	129,972	113,596
Cash and Temporary Cash Investments at September 30	$555,530	$129,972

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UPSTREAM BUSINESS

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
EXPLORATION AND PRODUCTION SEGMENT	2017	2016	Variance	2017	2016	Variance
Total Operating Revenues	$142,952	$154,530	$(11,578)	$614,599	$607,113	$7,486

Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	15,060	14,928	132	58,734	70,598	(11,864)
Lease Operating and Transportation Expense	43,110	38,463	4,647	165,991	153,914	12,077
All Other Operation and Maintenance Expense	5,301	2,429	2,872	13,469	12,832	637
Property, Franchise and Other Taxes	4,178	3,553	625	15,426	13,794	1,632
Depreciation, Depletion and Amortization	27,212	27,377	(165)	112,565	139,963	(27,398)
Impairment of Oil and Gas Producing Properties	—	32,756	(32,756)	—	948,307	(948,307)
	94,861	119,506	(24,645)	366,185	1,339,408	(973,223)

Operating Income (Loss)	48,091	35,024	13,067	248,414	(732,295)	980,709

Other Income (Expense):
Interest Income	257	78	179	707	858	(151)
Interest Expense	(13,432)	(13,552)	120	(53,702)	(55,434)	1,732

Income (Loss) Before Income Taxes	34,916	21,550	13,366	195,419	(786,871)	982,290
Income Tax Expense (Benefit)	4,562	4,806	(244)	66,093	(334,029)	400,122
Net Income (Loss)	$30,354	$16,744	$13,610	$129,326	$(452,842)	$582,168

Net Income (Loss) Per Share (Diluted)	$0.35	$0.20	$0.15	$1.50	$(5.34)	$6.84

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

MIDSTREAM BUSINESSES

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
PIPELINE AND STORAGE SEGMENT	2017	2016	Variance	2017	2016	Variance
Revenues from External Customers	$50,403	$53,047	$(2,644)	$206,615	$215,674	$(9,059)
Intersegment Revenues	21,421	22,483	(1,062)	87,810	90,755	(2,945)
Total Operating Revenues	71,824	75,530	(3,706)	294,425	306,429	(12,004)

Operating Expenses:
Purchased Gas	90	(10)	100	271	1,048	(777)
Operation and Maintenance	25,618	22,256	3,362	86,135	79,402	6,733
Property, Franchise and Other Taxes	7,067	6,767	300	27,691	26,533	1,158
Depreciation, Depletion and Amortization	10,545	11,128	(583)	41,196	43,273	(2,077)
	43,320	40,141	3,179	155,293	150,256	5,037

Operating Income	28,504	35,389	(6,885)	139,132	156,173	(17,041)

Other Income (Expense):
Interest Income	483	242	241	1,467	770	697
Other Income	568	583	(15)	2,511	3,235	(724)
Interest Expense	(8,540)	(8,309)	(231)	(33,717)	(33,327)	(390)

Income Before Income Taxes	21,015	27,905	(6,890)	109,393	126,851	(17,458)
Income Tax Expense	7,224	11,089	(3,865)	40,947	50,241	(9,294)
Net Income	$13,791	$16,816	$(3,025)	$68,446	$76,610	$(8,164)

Net Income Per Share (Diluted)	$0.16	$0.20	$(0.04)	$0.80	$0.90	$(0.10)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
GATHERING SEGMENT	2017	2016	Variance	2017	2016	Variance
Revenues from External Customers	$29	$71	$(42)	$115	$374	$(259)
Intersegment Revenues	24,937	23,471	1,466	107,566	89,073	18,493
Total Operating Revenues	24,966	23,542	1,424	107,681	89,447	18,234

Operating Expenses:
Operation and Maintenance	3,884	2,547	1,337	13,380	10,613	2,767
Property, Franchise and Other Taxes	(124)	32	(156)	(79)	149	(228)
Depreciation, Depletion and Amortization	4,154	3,876	278	16,162	15,282	880
	7,914	6,455	1,459	29,463	26,044	3,419

Operating Income	17,052	17,087	(35)	78,218	63,403	14,815

Other Income (Expense):
Interest Income	353	109	244	994	297	697
Other Income	—	1	(1)	1	5	(4)
Interest Expense	(2,403)	(2,091)	(312)	(9,142)	(8,872)	(270)

Income Before Income Taxes	15,002	15,106	(104)	70,071	54,833	15,238
Income Tax Expense	5,999	6,569	(570)	29,694	24,334	5,360
Net Income	$9,003	$8,537	$466	$40,377	$30,499	$9,878

Net Income Per Share (Diluted)	$0.10	$0.10	$—	$0.47	$0.36	$0.11

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

DOWNSTREAM BUSINESSES

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
UTILITY SEGMENT	2017	2016	Variance	2017	2016	Variance
Revenues from External Customers	$76,080	$67,870	$8,210	$626,899	$531,024	$95,875
Intersegment Revenues	1,758	2,367	(609)	13,072	13,123	(51)
Total Operating Revenues	77,838	70,237	7,601	639,971	544,147	95,824

Operating Expenses:
Purchased Gas	17,321	10,392	6,929	252,802	166,155	86,647
Operation and Maintenance	39,448	40,294	(846)	195,231	189,178	6,053
Property, Franchise and Other Taxes	9,223	9,151	72	40,860	40,131	729
Depreciation, Depletion and Amortization	13,080	13,107	(27)	52,582	48,618	3,964
	79,072	72,944	6,128	541,475	444,082	97,393

Operating Income (Loss)	(1,234)	(2,707)	1,473	98,496	100,065	(1,569)

Other Income (Expense):
Interest Income	633	1,415	(782)	1,051	1,737	(686)
Other Income	197	593	(396)	774	2,342	(1,568)
Interest Expense	(7,037)	(5,898)	(1,139)	(28,492)	(27,582)	(910)

Income (Loss) Before Income Taxes	(7,441)	(6,597)	(844)	71,829	76,562	(4,733)
Income Tax Expense (Benefit)	(3,273)	(4,813)	1,540	24,894	25,602	(708)
Net Income (Loss)	$(4,168)	$(1,784)	$(2,384)	$46,935	$50,960	$(4,025)

Net Income (Loss) Per Share (Diluted)	$(0.05)	$(0.02)	$(0.03)	$0.55	$0.60	$(0.05)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
ENERGY MARKETING SEGMENT	2017	2016	Variance	2017	2016	Variance
Revenues from External Customers	$16,376	$15,750	$626	$128,586	$93,578	$35,008
Intersegment Revenues	194	30	164	794	884	(90)
Total Operating Revenues	16,570	15,780	790	129,380	94,462	34,918

Operating Expenses:
Purchased Gas	15,982	14,111	1,871	120,317	81,347	38,970
Operation and Maintenance	1,717	1,575	142	6,978	6,447	531
Property, Franchise and Other Taxes	5	7	(2)	5	13	(8)
Depreciation, Depletion and Amortization	69	70	(1)	279	278	1
	17,773	15,763	2,010	127,579	88,085	39,494

Operating Income (Loss)	(1,203)	17	(1,220)	1,801	6,377	(4,576)

Other Income (Expense):
Interest Income	153	136	17	571	422	149
Other Income	19	15	4	75	58	17
Interest Expense	(10)	(13)	3	(47)	(49)	2

Income (Loss) Before Income Taxes	(1,041)	155	(1,196)	2,400	6,808	(4,408)
Income Tax Expense (Benefit)	(427)	(76)	(351)	891	2,460	(1,569)
Net Income (Loss)	$(614)	$231	$(845)	$1,509	$4,348	$(2,839)

Net Income (Loss) Per Share (Diluted)	$(0.01)	$—	$(0.01)	$0.02	$0.05	$(0.03)

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
ALL OTHER	2017	2016	Variance	2017	2016	Variance
Total Operating Revenues	$862	$978	$(116)	$2,173	$3,753	$(1,580)
Operating Expenses:
Operation and Maintenance	374	281	93	1,718	776	942
Property, Franchise and Other Taxes	151	145	6	596	593	3
Depreciation, Depletion and Amortization	136	373	(237)	661	1,260	(599)
	661	799	(138)	2,975	2,629	346

Operating Income (Loss)	201	179	22	(802)	1,124	(1,926)
Other Income (Expense):
Interest Income	66	35	31	213	117	96
Other Income	—	98	(98)	—	98	(98)

Income (Loss) Before Income Taxes	267	312	(45)	(589)	1,339	(1,928)
Income Tax Expense (Benefit)	111	130	(19)	(247)	561	(808)
Net Income (Loss)	$156	$182	$(26)	$(342)	$778	$(1,120)

Net Income (Loss) Per Share (Diluted)	$0.01	$—	$0.01	$(0.01)	$0.01	$(0.02)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
CORPORATE	2017	2016	Variance	2017	2016	Variance
Revenues from External Customers	$235	$226	$9	$894	$900	$(6)
Intersegment Revenues	895	1,091	(196)	3,825	3,991	(166)
Total Operating Revenues	1,130	1,317	(187)	4,719	4,891	(172)
Operating Expenses:
Operation and Maintenance	4,832	4,740	92	15,887	15,012	875
Property, Franchise and Other Taxes	127	136	(9)	496	501	(5)
Depreciation, Depletion and Amortization	187	186	1	750	743	7
	5,146	5,062	84	17,133	16,256	877

Operating Loss	(4,016)	(3,745)	(271)	(12,414)	(11,365)	(1,049)

Other Income (Expense):
Interest Income	31,318	30,389	929	125,003	123,156	1,847
Other Income	1,532	1,357	175	3,682	4,082	(400)
Interest Expense on Long-Term Debt	(29,230)	(29,083)	(147)	(116,471)	(117,347)	876
Other Interest Expense	(1,258)	(705)	(553)	(4,159)	(1,555)	(2,604)

Loss Before Income Taxes	(1,654)	(1,787)	133	(4,359)	(3,029)	(1,330)
Income Tax Expense (Benefit)	1,291	1,386	(95)	(1,590)	(1,718)	128
Net Loss	$(2,945)	$(3,173)	$228	$(2,769)	$(1,311)	$(1,458)

Net Loss Per Share (Diluted)	$(0.03)	$(0.04)	$0.01	$(0.03)	$(0.01)	$(0.02)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
INTERSEGMENT ELIMINATIONS	2017	2016	Variance	2017	2016	Variance
Intersegment Revenues	$(49,205)	$(49,442)	$237	$(213,067)	$(197,826)	$(15,241)
Operating Expenses:
Purchased Gas	(22,488)	(23,679)	1,191	(98,136)	(100,568)	2,432
Operation and Maintenance	(26,717)	(25,763)	(954)	(114,931)	(97,258)	(17,673)
	(49,205)	(49,442)	237	(213,067)	(197,826)	(15,241)

Operating Income	—	—	—	—	—	—

Other Income (Expense):
Interest Income	(31,994)	(30,809)	(1,185)	(125,893)	(123,122)	(2,771)
Interest Expense	31,994	30,809	1,185	125,893	123,122	2,771
Net Income	$—	$—	$—	$—	$—	$—

Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended					Twelve Months Ended
	September 30,					September 30,
	(Unaudited)					(Unaudited)
					Increase					Increase
	2017		2016		(Decrease)	2017		2016		(Decrease)

Capital Expenditures:
Exploration and Production	$84,512	(1)	$41,181	(2)	$43,331	$253,057	(1)(2)	$256,104	(2)(3)	$(3,047)
Pipeline and Storage	41,808	(1)	38,230	(2)	3,578	95,336	(1)(2)	114,250	(2)(3)	(18,914)
Gathering	8,940	(1)	10,578	(2)	(1,638)	32,645	(1)(2)	54,293	(2)(3)	(21,648)
Utility	24,456	(1)	25,719	(2)	(1,263)	80,867	(1)(2)	98,007	(2)(3)	(17,140)
Energy Marketing	22		6		16	36		34		2
Total Reportable Segments	159,738		115,714		44,024	461,941		522,688		(60,747)
All Other	—		—		—	39		37		2
Corporate	49		136		(87)	137		326		(189)
Eliminations	482		—		482	—		—		—
Total Capital Expenditures	$160,269		$115,850		$44,419	$462,117		$523,051		$(60,934)

(1)
Capital expenditures for the quarter and year ended September 30, 2017, include accounts payable and accrued liabilities related to capital expenditures of $36.5 million, $25.1 million, $3.9 million, and $6.7 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at September 30, 2017, since they represent non-cash investing activities at that date.

(2)
Capital expenditures for the year ended September 30, 2017, exclude capital expenditures of $25.2 million, $18.7 million, $5.3 million and $11.2 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2016 and paid during the year ended September 30, 2017. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2016, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at September 30, 2017.

(3)
Capital expenditures for the year ended September 30, 2016, exclude capital expenditures of $46.2 million, $33.9 million, $22.4 million and $16.5 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2015 and paid during the year ended September 30, 2016. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2015, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at September 30, 2016.

DEGREE DAYS

				Percent Colder
				(Warmer) Than:
Three Months Ended September 30	Normal	2017	2016	Normal (1)	Last Year (1)

Buffalo, NY	162	109	44	(32.7)	147.7
Erie, PA	124	97	23	(21.8)	321.7

Twelve Months Ended September 30

Buffalo, NY	6,617	5,708	5,611	(13.7)	1.7
Erie, PA	6,147	5,179	5,182	(15.7)	(0.1)

(1)	Percents compare actual 2017 degree days to normal degree days and actual 2017 degree days to actual 2016 degree days.

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2017	2016	(Decrease)	2017	2016	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	35,576	34,711	865	154,093	140,457	13,636
West Coast	749	779	(30)	2,995	3,090	(95)
Total Production	36,325	35,490	835	157,088	143,547	13,541

Average Prices (Per Mcf)
Appalachia	$2.42	$2.24	$0.18	$2.52	$1.94	$0.58
West Coast	3.77	3.62	0.15	4.00	3.25	0.75
Weighted Average	2.44	2.27	0.17	2.55	1.97	0.58
Weighted Average after Hedging	2.91	3.09	(0.18)	2.95	3.02	(0.07)

Oil Production/Prices:
Production (Thousands of Barrels)
Appalachia	1	12	(11)	4	28	(24)
West Coast	674	712	(38)	2,736	2,895	(159)
Total Production	675	724	(49)	2,740	2,923	(183)

Average Prices (Per Barrel)
Appalachia	$45.71	$63.46	$(17.75)	$48.27	$52.15	$(3.88)
West Coast	47.44	39.06	8.38	46.14	35.26	10.88
Weighted Average	47.44	39.46	7.98	46.18	35.42	10.76
Weighted Average after Hedging	54.77	60.01	(5.24)	53.87	57.91	(4.04)

Total Production (Mmcfe)	40,375	39,834	541	173,528	161,085	12,443

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.37	$0.37	$—	$0.34	$0.44	$(0.10)
Lease Operating and Transportation Expense per Mcfe (1)(2)	$1.07	$0.97	$0.10	$0.96	$0.96	$—
Depreciation, Depletion & Amortization per Mcfe (1)	$0.67	$0.69	$(0.02)	$0.65	$0.87	$(0.22)

(1)	Refer to page 16 for the General and Administrative Expense, Lease Operating Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.

(2)
Amounts include transportation expense of $0.54 and $0.52 per Mcfe for the three months ended September 30, 2017 and September 30, 2016, respectively. Amounts include transportation expense of $0.54 and $0.52 per Mcfe for the twelve months ended September 30, 2017 and September 30, 2016, respectively.

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for Fiscal 2018	Volume		Average Hedge Price
Oil Swaps
Brent	24,000	BBL	$91.00 / BBL
NYMEX	1,731,000	BBL	$53.79 / BBL
Total	1,755,000	BBL	$54.30 / BBL

Gas Swaps
NYMEX	42,570,000	MMBTU	$3.34 / MMBTU
DOM	180,000	MMBTU	$3.82 / MMBTU
DAWN	8,400,000	MMBTU	$3.08 / MMBTU
Fixed Price Physical Sales	47,992,454	MMBTU	$2.43 / MMBTU
Total	99,142,454	MMBTU	$2.88 / MMBTU

Hedging Summary for Fiscal 2019	Volume		Average Hedge Price
Oil Swaps
NYMEX	1,068,000	BBL	$53.42 / BBL

Gas Swaps
NYMEX	27,060,000	MMBTU	$3.17 / MMBTU
DAWN	7,200,000	MMBTU	$3.00 / MMBTU
Fixed Price Physical Sales	34,438,090	MMBTU	$2.49 / MMBTU
Total	68,698,090	MMBTU	$2.81 / MMBTU

Hedging Summary for Fiscal 2020	Volume		Average Hedge Price
Oil Swaps
NYMEX	324,000	BBL	$50.52 / BBL

Gas Swaps
NYMEX	16,880,000	MMBTU	$3.07 / MMBTU
DAWN	7,200,000	MMBTU	$3.00 / MMBTU
Fixed Price Physical Sales	38,428,255	MMBTU	$2.28 / MMBTU
Total	62,508,255	MMBTU	$2.58 / MMBTU

Hedging Summary for Fiscal 2021	Volume		Average Hedge Price
Oil Swaps
NYMEX	156,000	BBL	$51.00 / BBL

Gas Swaps
NYMEX	4,840,000	MMBTU	$3.01 / MMBTU
DAWN	600,000	MMBTU	$3.00 / MMBTU
Fixed Price Physical Sales	41,260,451	MMBTU	$2.21 / MMBTU
Total	46,700,451	MMBTU	$2.31 / MMBTU

Hedging Summary for Fiscal 2022	Volume		Average Hedge Price
Oil Swaps
NYMEX	156,000	BBL	$51.00 / BBL

Fixed Price Physical Sales	39,844,042	MMBTU	$2.23 / MMBTU

Hedging Summary for Fiscal 2023	Volume		Average Hedge Price

Fixed Price Physical Sales	35,769,734	MMBTU	$2.25 / MMBTU

Hedging Summary for Fiscal 2024	Volume		Average Hedge Price

Fixed Price Physical Sales	20,111,036	MMBTU	$2.24 / MMBTU

Hedging Summary for Fiscal 2025	Volume		Average Hedge Price

Fixed Price Physical Sales	2,293,200	MMBTU	$2.18 / MMBTU

Page 23.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Reserve Quantity Information
(Unaudited)

	Gas MMcf
	U.S.
	Appalachian	West Coast	Total
	Region	Region	Company
Proved Developed and Undeveloped Reserves:
September 30, 2016	1,631,451	43,124	1,674,575
Extensions and Discoveries	386,649	8	386,657
Revisions of Previous Estimates	84,480	6,369	90,849
Production	(154,093)	(2,995)	(157,088)
Sales of Minerals in Place	(21,873)	—	(21,873)
September 30, 2017	1,926,614	46,506	1,973,120

Proved Developed Reserves:

September 30, 2016	1,089,492	43,124	1,132,616
September 30, 2017	1,316,596	46,506	1,363,102

	Oil Mbbl
	U.S.
	Appalachian	West Coast	Total
	Region	Region	Company
Proved Developed and Undeveloped Reserves:
September 30, 2016	73	28,936	29,009
Extensions and Discoveries	—	674	674
Revisions of Previous Estimates	(12)	3,305	3,293
Production	(4)	(2,736)	(2,740)
Sales of Minerals in Place	(29)	—	(29)
September 30, 2017	28	30,179	30,207

Proved Developed Reserves:

September 30, 2016	73	28,698	28,771
September 30, 2017	28	29,771	29,799

Page 24.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline & Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2017	2016	(Decrease)	2017	2016	(Decrease)
Firm Transportation - Affiliated	15,404	13,468	1,936	107,987	100,637	7,350
Firm Transportation - Non-Affiliated	176,380	169,247	7,133	671,395	640,238	31,157
Interruptible Transportation	727	5,079	(4,352)	5,805	23,548	(17,743)
	192,511	187,794	4,717	785,187	764,423	20,764

Gathering Volume - (MMcf)
	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2017	2016	(Decrease)	2017	2016	(Decrease)
Gathered Volume - Affiliated	44,915	42,600	2,315	194,921	161,955	32,966

Utility Throughput - (MMcf)
	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2017	2016	(Decrease)	2017	2016	(Decrease)
Retail Sales:
Residential Sales	3,576	3,143	433	52,394	49,971	2,423
Commercial Sales	555	477	78	7,927	7,247	680
Industrial Sales	50	11	39	333	244	89
	4,181	3,631	550	60,654	57,462	3,192
Off-System Sales	7	—	7	1,301	1,243	58
Transportation	10,587	11,078	(491)	71,040	70,847	193
	14,775	14,709	66	132,995	129,552	3,443

Energy Marketing Volume
	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2017	2016	(Decrease)	2017	2016	(Decrease)
Natural Gas (MMcf)	5,932	6,048	(116)	38,901	39,849	(948)

Page 25.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding operating results and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results and for comparing the Company’s financial performance to other companies. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines operating results as reported GAAP earnings before items impacting comparability. The table at page 2 of this report reconciles National Fuel's reported GAAP earnings to operating results for the three and twelve months ended September 30, 2017 and 2016.

Management defines Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, interest and other income, impairments, and items impacting comparability.

The following tables reconcile National Fuel's reported GAAP earnings to Adjusted EBITDA for the three and twelve months ended September 30, 2017 and 2016:

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
(in thousands)
Reported GAAP Earnings	$45,577	$37,553	$283,482	$(290,958)
Depreciation, Depletion and Amortization	55,383	56,117	224,195	249,417
Interest and Other Income	(3,585)	(4,242)	(11,156)	(14,055)
Interest Expense	29,916	28,842	119,837	121,044
Income Taxes	15,487	19,091	160,682	(232,549)
Impairment of Oil and Gas Producing Properties	—	32,756	—	948,307
Joint Development Agreement Professional Fees	—	—	—	7,855
Adjusted EBITDA	$142,778	$170,117	$777,040	$789,061

Adjusted EBITDA by Segment
Pipeline and Storage Adjusted EBITDA	$39,049	$46,517	$180,328	$199,446
Gathering Adjusted EBITDA	21,206	20,963	94,380	78,685
Total Midstream Businesses Adjusted EBITDA	60,255	67,480	274,708	278,131
Exploration and Production Adjusted EBITDA	75,303	95,157	360,979	363,830
Utility Adjusted EBITDA	11,846	10,400	151,078	148,683
Energy Marketing Adjusted EBITDA	(1,134)	87	2,080	6,655
Corporate and All Other Adjusted EBITDA	(3,492)	(3,007)	(11,805)	(8,238)
Total Adjusted EBITDA	$142,778	$170,117	$777,040	$789,061

Page 26.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
SEGMENT ADJUSTED EBITDA

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(in thousands)	2017	2016	2017	2016
Exploration and Production Segment
Reported GAAP Earnings	$30,354	$16,744	$129,326	$(452,842)
Depreciation, Depletion and Amortization	27,212	27,377	112,565	139,963
Interest and Other Income	(257)	(78)	(707)	(858)
Interest Expense	13,432	13,552	53,702	55,434
Income Taxes	4,562	4,806	66,093	(334,029)
Impairment of Oil and Gas Producing Properties	—	32,756	—	948,307
Joint Development Agreement Professional Fees	—	—	—	7,855
Adjusted EBITDA	$75,303	$95,157	$360,979	$363,830

Pipeline and Storage Segment
Reported GAAP Earnings	$13,791	$16,816	$68,446	$76,610
Depreciation, Depletion and Amortization	10,545	11,128	41,196	43,273
Interest and Other Income	(1,051)	(825)	(3,978)	(4,005)
Interest Expense	8,540	8,309	33,717	33,327
Income Taxes	7,224	11,089	40,947	50,241
Adjusted EBITDA	$39,049	$46,517	$180,328	$199,446

Gathering Segment
Reported GAAP Earnings	$9,003	$8,537	$40,377	$30,499
Depreciation, Depletion and Amortization	4,154	3,876	16,162	15,282
Interest and Other Income	(353)	(110)	(995)	(302)
Interest Expense	2,403	2,091	9,142	8,872
Income Taxes	5,999	6,569	29,694	24,334
Adjusted EBITDA	$21,206	$20,963	$94,380	$78,685

Utility Segment
Reported GAAP Earnings	$(4,168)	$(1,784)	$46,935	$50,960
Depreciation, Depletion and Amortization	13,080	13,107	52,582	48,618
Interest and Other Income	(830)	(2,008)	(1,825)	(4,079)
Interest Expense	7,037	5,898	28,492	27,582
Income Taxes	(3,273)	(4,813)	24,894	25,602
Adjusted EBITDA	$11,846	$10,400	$151,078	$148,683

Energy Marketing Segment
Reported GAAP Earnings	$(614)	$231	$1,509	$4,348
Depreciation, Depletion and Amortization	69	70	279	278
Interest and Other Income	(172)	(151)	(646)	(480)
Interest Expense	10	13	47	49
Income Taxes	(427)	(76)	891	2,460
Adjusted EBITDA	$(1,134)	$87	$2,080	$6,655

Corporate and All Other
Reported GAAP Earnings	$(2,789)	$(2,991)	$(3,111)	$(533)
Depreciation, Depletion and Amortization	323	559	1,411	2,003
Interest and Other Income	(922)	(1,070)	(3,005)	(4,331)
Interest Expense	(1,506)	(1,021)	(5,263)	(4,220)
Income Taxes	1,402	1,516	(1,837)	(1,157)
Adjusted EBITDA	$(3,492)	$(3,007)	$(11,805)	$(8,238)

Page 27.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Quarter Ended September 30 (unaudited)	2017	2016

Operating Revenues	$286,937,000	$292,472,000

Net Income Available for Common Stock	$45,577,000	$37,553,000

Earnings Per Common Share
Basic	$0.53	$0.44
Diluted	$0.53	$0.44

Weighted Average Common Shares:
Used in Basic Calculation	85,512,637	85,016,408
Used in Diluted Calculation	86,238,287	85,629,858

Twelve Months Ended September 30 (unaudited)

Operating Revenues	$1,579,881,000	$1,452,416,000

Net Income (Loss) Available for Common Stock	$283,482,000	$(290,958,000)

Earnings (Loss) Per Common Share
Basic	$3.32	$(3.43)
Diluted	$3.30	$(3.43)

Weighted Average Common Shares:
Used in Basic Calculation	85,364,929	84,847,993
Used in Diluted Calculation	86,021,386	84,847,993